                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                   ---------------


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    OCTOBER 30, 1998
                                                 -------------------------------

                                     CYGNUS, INC.
--------------------------------------------------------------------------------
                  (Exact name of registrant as specified in charter)


         DELAWARE                      0-18962                   94-2978092
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA                        94063-4719
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code     (650) 369-4300
                                                   -----------------------------

                                    NOT APPLICABLE
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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Item 5.  OTHER EVENTS.

          On October 28, 1998, Cygnus, Inc. (the "Company") and certain institutional investors restructured the Company's 4% Senior Subordinated Convertible Notes due 2005 (the "Notes"). Under the terms of the restructuring, the Company will redeem $18.5 million of the original principal amount of the Notes. The remaining $24.5 million principal amount of the Notes are redeemable by the Company at par with accrued interest. In addition, $18.5 million of the Notes will not be convertible into Common Stock by the Note Holders (the "Note Holders") until June 30, 1999, effectively a five-month delay from the original agreement. The restructured Notes are divided into three tranches.

          The first tranche of restructured Notes has an original principal amount of $6 million and is convertible in whole or in part into Common Stock at any time, at a price that is fixed until June 30, 1999, subject to a potential price adjustment on February 1, 1999, in each case based on certain market formulas. Thereafter, the conversion price of the first tranche of restructured Notes will reflect market prices. The second tranche of restructured Notes also has an original principal amount of $6 million but cannot be converted into Common Stock until June 30, 1999, at which time the second tranche becomes convertible in whole or in part into Common Stock at a price determined on such date based on certain market formulas. The third tranche of restructured Notes has an original principal amount of $12.5 million and cannot be converted into Common Stock until July 1, 1999. Beginning July 1, 1999, no more than 15% of the second and third tranches may be converted per calendar month at conversion prices which reflect market prices. Any portions of the 15% monthly amounts of the second and third tranches that are not converted in the relevant month may be rolled over for conversion in future months.

          If the Company calls the second tranche of restructured Notes ($6 million) for redemption prior to February 1, 1999, the Note Holders will be entitled to convert not more than 50% of such Notes called before the redemption occurs. If the Company calls the third tranche of restructured Notes ($12.5 million) for redemption before July 1, 1999, the Note Holders will not be entitled to convert any portion of such tranche so called. The Note Holders will otherwise be entitled to convert restructured Notes called for redemption before the redemption occurs, at conversion prices based on market formulas. Interest on the new principal balance will be paid at the annual rate of 5.5%. The final maturity of the restructured Notes is October 1, 2000.

          The foregoing description of the restructured Notes does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Current Report. The Second Supplemental Indenture is attached hereto as Exhibit 4.8 and is incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c) EXHIBITS. The following documents are filed as exhibits to this report:

         4.8 Second Supplemental Indenture, dated as of October 28, 1998, to the Indenture dated as of February 3, 1998 and the First
              Supplemental Indenture dated as of February 3, 1998, including the Form of Conversion Agent Agreement Amendment (Annex I), the
              Form of Letter of Consent to Consent to Certain Indenture
              Amendments between the Company and Note Holders (Annex II), the
              Form of Opinion of Brobeck, Phleger & Harrison LLP to the Note
              Holders listed therein (Annex III) and the Form of Interest Note
              (Annex IV).

        99.1  Press Release

                                     SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CYGNUS, INC.



DATE:  October 30, 1998                      By: /s/ John C. Hodgman
                                                 -----------------------------
                                                 Name:  John C. Hodgman
                                                 Title:  President, Chief
                                                 Executive Officer and Chief
                                                 Financial Officer

                                   EXHIBIT INDEX

EXHIBIT
NUMBER                   DOCUMENT DESCRIPTION
-------                  --------------------
  4.8     Second Supplemental Indenture, dated as of October 28th, 1998, to the
          Indenture dated as of February 3, 1998 and the First Supplemental
          Indenture dated as of February 3, 1998, including the Form of
          Conversion Agent Agreement Amendment (Annex I), the Form of Letter of
          Consent to Consent to Certain Indenture Amendments between the Company and Note Holders (Annex II), the Form of Opinion of Brobeck, Phleger &
          Harrison LLP to the Note Holders listed therein (Annex III) and the
          Form of Interest Note (Annex IV).

 99.1     Press Release